UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2020

INTERPACE Biosciences, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	IDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2020, in connection with his retirement, Jack E. Stover announced his decision to resign as President, Chief Executive Officer, and member of the Board of Directors (the “Board”) of Interpace Biosciences, Inc. (the “Company”) and its subsidiaries, effective December 1, 2020. On that same date, the Board appointed Mr. Thomas W. Burnell as the Company’s successor President and Chief Executive Officer and nominated and elected him as a member of the Board, in each case effective December 1, 2020.

Appointment of Mr. Thomas W. Burnell as President and Chief Executive Officer, and Nomination and Election as Director

Mr. Burnell, age 58, has extensive leadership experience in the healthcare, biotechnology, laboratory sciences and manufacturing sectors. From October 15, 2019 until November 30, 2020, he served and will serve as President and Chief Executive Officer of Cardiovascular Clinic of Nebraska LLC, a medical treatment facility focused on diagnosis and treatment of cardiac and vascular disorders, and from October 2, 2017 until November 29, 2017 he served as Chief Executive Officer and a director of True Nature Holding, Inc., a public company now known as Mitesco, Inc. that focuses on development and acquisition of innovative technologies. From July 16, 2016 until March 31, 2017, Mr. Burnell was the President of Boston Heart Diagnostics, a diagnostics subsidiary of Eurofins Scientific, Inc. (“Eurofins”). From January 2014 to December 2016, Mr. Burnell was an Operating Partner of Ampersand Capital Partners (“Ampersand”), a private equity firm and the manager of private equity funds that are a major stockholder of the Company, where he represented Ampersand’s investment in a dietary supplement manufacturer, Elite One Source Nutrisciences, Inc., as its President and Chief Executive Officer. From October 2014 until May 2016, Mr. Burnell served as Executive Chairman of Accuratus Lab Services, Inc., a provider of laboratory testing services, and from September 2012 until July 2014 he was President and Chief Executive Officer of Viracor-IBT Laboratories, Inc., a specialty testing laboratory with an emphasis on the transplant market, during which time it was majority-owned by Ampersand prior to its sale to Eurofins. Mr. Burnell performed the above described services as the Co-Owner, General Partner, and Chief Executive Officer of Milestone Business Management, a consulting firm focused on strategic, financial, and organizational performance of food, pharmaceutical, and life science companies.

In addition, from September 2005 until August 2010, Mr. Burnell served as President and Chief Executive Officer of Nebraska Heart Institute Heart Hospital, a hospital which was acquired during his tenure by Catholic Health Initiatives. From February 2001 until August 2005, he was President and Chief Executive Officer of Eurofins, a U.S. wholly-owned subsidiary of Eurofins Scientific Group, a publicly held company. From September 2000 until June 2002, he was President and Chief Executive Officer of GenomicFX, Inc., a leader in livestock and aquaculture genomics. From June 1989 until July 2000, Mr. Burnell held various senior management positions at ContiGroup Companies, Inc., a global agriculture, food and nutrition company. Mr. Burnell holds a PhD in Nutrition from the University of Kentucky and a BS and MS in animal sciences and nutrition, respectively, from the University of Nebraska-Lincoln.

In connection with Mr. Stover’s resignation as a Class III director effective December 1, 2020, Mr. Burnell was nominated and elected as a Class III director by the Board on November 23, 2020, effective on December 1, 2020, for a term to continue until the next election of the Class III directors at the 2023 annual meeting of the Company’s stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal. The Board considered Mr. Burnell’s leadership positions in management and industry expertise in nominating and electing him as a director. As of the date hereof, it is not expected that Mr. Burnell will be appointed to any committees of the Board.

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In connection with the appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Burnell (the “Burnell Employment Agreement”). Mr. Burnell will serve as Chief Executive Officer of the Company for a term of three years, with automatic extension for one year renewal periods unless either the Company or Mr. Burnell elects not to renew at least 60 days prior to the end of the then-current term. The Company agreed to pay to Mr. Burnell a base salary of $425,000 annually during the initial term, to be paid in accordance with the Company’s payroll practices, with potential for increase after the first year of employment in the sole discretion of the Company’s Compensation and Management Development Committee (the “Compensation Committee”) of the Board. Mr. Burnell is also eligible to receive additional annual incentive compensation with an annual target of up to 50% of the base salary, paid out in cash, less applicable taxes and deductions and/or stock as determined by the Compensation Committee. Within 30 days following execution of the Burnell Employment Agreement, the Company will award to Mr. Burnell under the Company’s 2019 Equity Incentive Plan, as amended, (the “Plan”) and related Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2019 Equity Incentive Plan (the “RSU Award Agreement”): (i) a grant of restricted stock units (“RSUs”) with respect to 100,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) (such grant, the “Initial Time-Vesting RSUs”); and, (ii) a grant of RSUs with respect to 125,000 shares of Common Stock (such grant, the “Initial Performance-Vesting RSUs”, and together with the Initial Time-Vesting RSUs, the “Initial RSUs”). The Initial Time-Vesting RSUs will be eligible to vest in equal installments on each of the first three anniversaries of their date of grant, subject to Mr. Burnell’s continued employment with the Company through the applicable vesting date. The Initial Performance-Vesting RSUs will be eligible to vest on the day following a 30 calendar day period in which, for each trading day of such period, a share of Common Stock has a closing per share price of at least $11.34, subject to adjustment by the Board consistent with the Plan. Following the grant of the Initial RSUs, for the remainder of the initial term, Mr. Burnell will be eligible to receive equity awards under the Plan as determined by the Board. Mr. Burnell will also be entitled to receive certain other benefits such as housing and participation in retirement and welfare plans.

In the event that Mr. Burnell’s employment is terminated by the Company without Cause or by Mr. Burnell for Good Reason (in each case, as defined in the Burnell Employment Agreement), then subject to, among other things, Mr. Burnell’s execution and non-revocation of a release agreement in favor of the Company, Mr. Burnell would be entitled to: (i) salary continuation payments for a period of (a) six months, if such termination of employment occurs on or after the first anniversary of employment but prior to the second anniversary of employment, or (b) twelve months, if such termination of employment occurs on or after the second anniversary of employment; provided, however, that there will be no salary continuation payments in the event such termination of employment occurs prior to the first anniversary of employment; (ii) all outstanding equity awards that were scheduled to vest during the 24-month period following the termination date, but for the termination, would become fully vested and exercisable (including any such awards that vest in whole or in part based on the attainment of performance-vesting conditions that would be deemed achieved at the target level of the applicable award agreement); and, (iii) continuation of health and welfare benefits for the applicable salary continuation period.

During employment with the Company and any subsidiary thereof through the twelve month period following termination of employment, Mr. Burnell agrees not to engage in any Competitive Business (as defined in the Burnell Employment Agreement) without the Board’s express written consent. Mr. Burnell is also subject to limitations on solicitation of Company personnel and customers or prospective customers and on disclosure of Proprietary Information (as defined in the Burnell Employment Agreement), and Mr. Burnell agreed to assign to the Company any work product developed or made while so employed.

Mr. Burnell has served in no other Company positions. Ampersand is an affiliate of the Company’s largest investor, which has the right to designate two directors to the Company’s seven member Board based on the total holdings of the Company’s Series B Convertible Preferred Stock. Mr. Burnell is not an employee of, or consultant to, Ampersand and is not a director designed by Ampersand. Mr. Burnell indirectly owns an interest in the general partner of a private equity fund managed by an affiliate of Ampersand. Such fund does not have an economic interest in the Company. Except as described herein, there is no arrangement or understanding between Mr. Burnell and any other person pursuant to which he was selected to serve as President and Chief Executive Officer or elected as director. Mr. Burnell has no family relationship with any director or executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related party transactions as of the date hereof between Mr. Burnell and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In addition to the Burnell Employment Agreement and the RSU Award Agreement described herein, the Company and Mr. Burnell will enter into the Company’s standard form of indemnification and confidentiality agreements.

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Transition of Mr. Jack E. Stover from President, Chief Executive Officer, and Director to Consultant

Mr. Stover agreed to assist in transition of duties to his successor from the effective date of his resignation on December 1, 2020 through December 31, 2020. During this transition period, Mr. Stover will continue to be paid his base salary, as set forth in the Amended and Restated Employment Agreement, dated as of December 5, 2018, by and between the Company and Mr. Stover, as amended by that First Amendment, dated as of January 29, 2020, (the “Stover Amended and Restated Employment Agreement”), and will remain eligible for benefits, but he will otherwise be subject to the severance provisions governing incentive and cash compensation described herein. Following the transition on December 31, 2020, Mr. Stover agrees to provide consulting services to the Company for a term of six months, with renewal for successive six month periods on written agreement of Mr. Stover and the Company. The base monthly fee for such consulting services is $5,000, provided that the Company will provide an additional fee of $400 per hour for each hour in excess of 100 hours during the six-month period.

In connection with Mr. Stover’s resignation, the Company entered into a Separation and Consulting Agreement and General Release, dated as of November 23, 2020, by and between the Company and Mr. Stover (the “Stover Separation and Consulting Agreement”), which will become irrevocable and effective on November 30, 2020. The Stover Separation and Consulting Agreement supersedes the Stover Amended and Restated Employment Agreement. Under the terms of the Stover Separation and Consulting Agreement, the Company agrees to provide to Mr. Stover, upon fulfilment of certain conditions such as compliance with the Restrictive Covenants (as discussed below): (i) cash payments equal to $477,405, payable in equal installments over twelve months in accordance with the Company’s standard payroll practices; (ii) full acceleration of any non-qualified options and RSUs that are outstanding as of December 31, 2020 and that would have time-vested prior to December 31, 2022; (iii) a lump sum payment of $286,443, payable on the Company’s first payroll period of January 2022; and (iv) a fully vested nonqualified stock option to purchase 43,750 shares of Common Stock with a per-share exercise price of $6.00, exercisable until the tenth anniversary of the grant date and governed by the terms of the Plan and the Company’s form of Stock Option Grant Notice and Stock Option Agreement thereunder. In addition, the Company agrees to directly pay to the plan administrator of the Company’s group health plan such payment for the cost of premiums for Mr. Stover’s medical coverage (to the extent such coverage is properly and timely elected by Mr. Stover in accordance with applicable law) over the twelve-month period ending December 31, 2021 or, if earlier, such date when Mr. Stover is eligible to participate in a subsequent employer’s medical plan.

The Stover Separation and Consulting Agreement includes a release of claims by Mr. Stover in favor of the Company and certain Released Parties (as defined therein), certain confidentiality obligations on Mr. Stover and mutual non-disparagement obligations on Mr. Stover and on the Company. The Stover Separation and Consulting Agreement amends and incorporates by reference the Restrictive Covenants set forth in that certain Confidential Information, Non-Disclosure, Non-Solicitation, Non-Compete and Rights to Intellectual Property Agreement, dated as of January 28, 2016, between the Company and Mr. Stover.

Qualified by the Documents

The foregoing descriptions of the Burnell Employment Agreement and the Stover Separation and Consulting Agreement, respectively, are qualified in their entirety by reference to the full text of such agreement, a copy of which is filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and is, in each case, incorporated herein by reference in its entirety.

Item 7.01 Regulation FD Disclosure.

On November 25, 2020, the Company issued a press release announcing the executive and director transition discussed above in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as will be expressly set forth by specific reference in such filing.

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated November 23, 2020, between Thomas W. Burnell and Interpace Biosciences, Inc.

10.2	Separation and Consulting Agreement and General Release, dated November 23, 2020, between Jack E. Stover and Interpace Biosciences, Inc.

99.1	Press release, dated November 25, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

/s/ Jack E. Stover
Jack E. Stover
President and Chief Executive Officer

Date: November 25, 2020

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